EXHIBIT 99.1

For Release at 7:00 a.m. (EDT)

Entegris Reports Results for Fiscal First Quarter of 2006

Strong Operating Performance Across the Board; Integration Process Is On Track

CHASKA (Minneapolis), Minn., May 9, 2006 – Entegris, Inc. (Nasdaq: ENTG), a global leader in materials integrity management, today reported its financial results for the fiscal first quarter ended April 1, 2006. Sales from continuing operations were $157.7 million, versus $85.6 million for the comparable three-month period a year ago and $146.8 million for quarter ended November 26, 2005.

First-quarter GAAP net income was $11.4 million, or $0.08 per diluted share, which included net income from discontinued operations of approximately $1.6 million, or $0.01 per diluted share. These results also include total pretax stock-based compensation of $4.3 million, or $0.02 per diluted share, of which $2.0 million was for integration-related stock-based compensation.

On a non-GAAP basis, first-quarter net operating earnings from continuing operations were $18.6 million, or $0.13 per fully diluted share. The non-GAAP results are adjusted for merger-related and other restructuring charges. These pretax adjustments include restructuring charges of $3.2 million, integration expense of $4.5 million, merger-related amortization expense of $3.5 million, and integration-related stock-based compensation expense of $2.0 million. A reconciliation of GAAP to non-GAAP results is provided elsewhere in this release.

“Strong order momentum through the quarter was evident across our unit-driven and capital-spending-driven product lines,” said Gideon Argov, president and chief executive officer of Entegris. “Reflecting fab buildouts and robust capacity investments in the industry, our sales were boosted by increased demand for our capital-investment-driven products, particularly our liquid systems and gas microcontamination control products. Sales of our unit-driven products were strong, as fab utilization rates at our semiconductor foundry and IDM customers remained high, particularly at the more advanced nodes.”

“We are pleased with the improvement in this quarter’s operating results, which were highlighted by an operating margin of 15.8 percent of sales on an adjusted non-GAAP basis,” Argov added. This strong operating performance reflects continuing cost savings from the merger, savings that should be fully in place by mid summer.”

First-quarter EBITDA from continuing operations (earnings before interest, taxes, depreciation, and amortization) was $32 million, reflecting non-GAAP net operating income of $25 million, depreciation of approximately $6 million and non-merger related amortization of approximately $1 million.

Outlook

For its second fiscal quarter ending July 1, 2006, the Company expects sales from continuing operations of $164 million to $172 million. GAAP net income per diluted share from continuing operations is expected to range from $0.09 to $0.12. Non-GAAP net operating earnings are expected to range from $19 million to $24 million, reflecting pretax adjustments for restructuring charges of approximately $2 million, merger-related amortization expense of $3.5 million, integration expenses of approximately $4 million, and integration-related stock-based compensation expense of approximately $1.5 million. Non-GAAP net operating earnings are expected to range from $0.14 to $0.17 per diluted share.

First-Quarter Results Conference Call Details

Entegris will hold a conference call to discuss its first-quarter results for the quarter on Tuesday, May 9, 2006 at 10:00 a.m. Eastern Time. Participants should use passcode 4645400 after dialing one of the following numbers: 1-800-811-0667 (for U.S. callers) or +1-913-981-4901 (for callers outside the U.S.). A replay of the call can be accessed at 1-719-457-0820 (passcode: 4645400). The call will also be webcast on the investor relations portion of the Entegris website at www.entegris.com.

EBITDA AND NON-GAAP DISCUSSION

The financial results discussed in this release included references to a non-GAAP measure called “EBITDA,” which is defined as earnings before interest, taxes, depreciation, and amortization. We believe this measure provides relevant and useful information to our investors since it provides a meaningful view of the Company’s ongoing operating results and as such is one of the measures used by management to assess the company’s financial results and cash flow. We intend to continue to use this measure in the future, particularly since we expect the active exploration and selective pursuit of mergers and acquisitions to continue to be a key part of our growth and value-creation strategy. EBITDA should be considered in conjunction with, not as a substitute for, other measures of financial performance reported in accordance with accounting principles generally accepted in the U.S. EBITDA, as we have defined it, may not be comparable to similarly named measures reported by other companies.

In addition to disclosing results that are determined in accordance with generally accepted accounting principles in the U.S. (GAAP), the Company also discloses pro forma or non-GAAP results of operations that exclude certain expenses and charges. These non-GAAP results are provided as a complement to results provided in accordance with GAAP in order to provide investors with relevant and useful information about the Company’s ongoing operations. As such, non-GAAP information primarily excludes expenses and charges resulting from purchase accounting and integration activities associated with the Company’s August 2005 merger with Mykrolis Corporation. Earnings guidance for the quarter ending April 1, 2006 is disclosed on both a GAAP and a non-GAAP basis. A reconciliation of GAAP to non-GAAP financial information discussed in this release is contained in the attached exhibits and on the Company’s website at www.entegris.com.

FORWARD-LOOKING STATEMENTS

Certain information contained in this press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current management expectations, which involve substantial risks and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. Statements which are modified by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “may,” “will,” “should” or the negative thereof and similar expressions as they relate to Entegris or our management are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. The risks which could cause actual results to differ from those discussed herein include, without limit: (i) the risks described under the headings “Risks Relating to our Business and Industry,” “Risks Associated with our merger”, “Manufacturing Risks”, “International Risks” and “Risks Related to Securities Markets and Ownership of Our Securities” in Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Entegris, Inc. Annual Report on Form 10–K for the fiscal year ended August 27, 2005; (ii) risks associated with the challenges of integration, restructuring, manufacturing transfers, and achieving anticipated synergies associated with the August 2005 merger of Entegris with Mykrolis Corporation; (iii) risks associated with our inability to meet rapidly increasing customer demand associated with an increase in semiconductor spending and with a disruption in our supply chain; and (iv) other matters and important factors disclosed previously and from time to time in the filings of Entegris with the U.S. Securities and Exchange Commission. The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, we undertake no obligation to update publicly any forward-looking statements contained herein.

ABOUT ENTEGRIS

Entegris is a global leader in materials integrity management – purifying, protecting and transporting of critical materials used in high technology products, processes and services. Entegris and Mykrolis completed their merger to create the new Entegris on August 6, 2005. The merged Company delivers micro- and molecular contamination-control solutions to the semiconductor and other high-tech industries. Entegris is ISO 9001 certified and has manufacturing, customer service and/or research facilities in the United States, China, France, Germany, Japan, Malaysia, Singapore, South Korea and Taiwan. Additional information can be found at www.entegris.com.

Entegris, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three months ended
	April 1, 2006	April 2, 2005
Net sales	$157,662	$85,646
Cost of sales(a)	84,703	49,351

Gross profit	72,959	36,295
Selling, general and administrative expenses(b)	52,068	23,914
Engineering, research and development expenses	9,176	3,493

Operating income	11,715	8,888
Interest income, net	2,023	527
Other income, net	795	1,842

Income before income taxes	14,533	11,257
Income tax expense	4,796	3,293
Equity in net (earnings) loss of affiliates	(36)	110

Income from continuing operations	9,773	7,854
Income (loss) from discontinued operations, net of taxes	1,580	(784)

Net income	$11,353	$7,070

Basic income per common share:
Continuing operations:	$0.07	$0.11
Discontinued operations	$0.01	$(0.01)

Net income per common share	$0.08	$0.10

Diluted income per common share:
Continuing operations:	$0.07	$0.10
Discontinued operations	$0.01	$(0.01)

Net income per common share	$0.08	$0.09

Weighted average shares outstanding:
Basic	136,889	73,425
Diluted	140,402	75,463

a)	Cost of sales for the three months ended April 1, 2006 includes $2,448 of merger-related and other restructuring charges, integration expenses, and integration-related stock-based compensation expense.
b)	Selling, general and administrative expenses for the three months ended April 1, 2006 include $10,713 of merger-related and other restructuring charges, integration expense, integration-related stock-based compensation expense, and merger-related amortization of intangibles.

Entegris, Inc.

GAAP to Non-GAAP Reconciliation of Statement of Operations

For the Three Months Ended April 1, 2006

(In thousands, except per share data)

	U.S. GAAP	Adjustments	Non-GAAP
Net sales	$157,662	—	$157,662
Cost of sales(a)	84,703	2,448	82,255

Gross profit	72,959	(2,448)	75,407
Selling, general and administrative expenses(b)	52,068	10,713	41,355
Engineering, research and development expenses	9,176		9,176

Operating income	11,715	(13,161)	24,876
Interest income, net	2,023	—	2,023
Other income, net	795	—	795

Income before income taxes	14,533	(13,161)	27,694
Income tax expense	4,796	4,346	9,142
Equity in net (earnings) loss of affiliates	(36)	—	(36)

Income from continuing operations	9,773	(8,815)	18,588
Income from discontinued operations, net of taxes	1,580	—	1,580

Net income	$11,353	$(8,815)	$20,168

Basic income per common share:
Continuing operations:	$0.07	$(0.06)	$0.14
Discontinued operations	$0.01	—	$0.01

Net income per common share	$0.08	$(0.06)	$0.15

Diluted income per common share:
Continuing operations:	$0.07	$(0.06)	$0.13
Discontinued operations	$0.01	—	$0.01

Net income per common share	$0.08	$(0.06)	$0.14

Weighted average shares outstanding:
Basic	136,889	136,889	136,889
Diluted	140,402	140,402	140,402

a)	Cost of sales includes $2,448 of merger-related and other restructuring charges, integration expenses, and integration-related stock-based compensation expense.
b)	Selling, general and administrative expenses include $10,713 of merger-related and other restructuring charges, integration expense, integration-related stock-based compensation expense, and merger-related amortization of intangibles.

Entegris, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	unaudited
	April 1, 2006	December 31, 2005
ASSETS
Cash, cash equivalents and short-term investments	$283,215	$274,403
Accounts receivable	122,735	111,058
Inventories	85,553	69,535
Deferred tax assets	27,701	26,078
Other current assets and assets held for sale	9,053	25,290

Total current assets	528,257	506,364

Property, plant and equipment, net	121,979	120,323

Investments	6,426	6,338
Intangible assets	486,508	493,544
Deferred tax asset – non-current	9,942	10,614
Other assets	4,312	5,963

Total assets	$1,157,424	$1,143,146

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current maturities of long-term debt	$724	797
Short-term debt	—	2,290
Accounts payable	32,848	33,585
Accrued liabilities	54,916	59,482
Income tax payable	15,817	15,775

Total current liabilities	104,305	111,929

Long-term debt, less current maturities	3,288	3,383
Other liabilities	15,013	15,015
Shareholders’ equity	1,034,818	1,012,819

Total liabilities and shareholders’ equity	$1,157,424	$1,143,146